REPORT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3/A) and related Prospectus of ALLTEL Corporation for the registration of $300,000,000 of debt securities, and to the incorporation by reference of our report dated March 6, 1998, with respect to the financial statements and schedule of 360 Communications Company, included in ALLTEL Corporation's Annual Report on Form 10-K for the year ended
December 31, 1998.



                                           /s/Ernst & Young LLP

Chicago, Illinois
March 24, 1999